Exhibit 99
News Release
FOR IMMEDIATE RELEASE
Investor Contact:
Margaret M. Boyce
(312) 255-5784
margaret.boyce@diamondconsultants.com
Media Contact:
David Moon
312-255-4560
david.moon@diamondconsultants.com
DIAMOND ANNOUNCES PRELIMINARY FOURTH QUARTER FY 2007 RESULTS
Board of Directors approves an additional $50 million stock buy-back authorization
CHICAGO, March 13, 2007—Diamond Management & Technology Consultants, Inc. (Nasdaq: DTPI), a premier global management and technology consulting firm, today announced it lowered its net revenue and earnings outlook from continuing operations for the fourth quarter of fiscal year 2007 (ending March 31, 2007).
Net revenue for the fourth quarter is expected to be $41.5 to $42.5 million compared with our previous guidance of $44 to $47 million. As a result, the Company expects income from continuing operations after taxes of $0.06 to $0.07 per diluted share, compared with previous guidance of $0.08 to $0.10 per diluted share. The company expects net revenue for the first quarter of fiscal year 2008 (ending June 30, 2007) to be flat to up five percent from the fourth quarter of 2007. Net revenue for fiscal year 2008 is expected to grow 15% to 20% over fiscal year 2007.
“Our shortfall in the fourth quarter is due to several small and moderate sized projects we expected to win during the months of February and March, but did not. The explanation behind each situation is specific to the client,” said Adam Gutstein, President and CEO of Diamond. “We expect to grow the business at least 15% this fiscal year and all indications are that this is an issue of timing and scale of our business. In fact, the month of March will be strong and portends well for our first fiscal quarter.”
In addition, the Company announced that its Board of Directors has authorized an additional $50 million to repurchase its common stock under the Company’s stock buy-back program, bringing the total current authorization to $69.8 million.
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Diamond Management & Technology Consultants, Inc. Announces
Preliminary Fourth Quarter Results/page 2
Actual results for the fourth quarter and further details related to the Company’s expectations for fiscal year 2008 will be reported before the market opens on May 8, 2007. Prior to that, the company will present at the Credit Suisse Global Services Growth Conference in Phoenix, AZ on Wednesday, March 14th, 2007, which will be webcast.
Conference Call
Diamond will host a conference call today, March 13, 2007, at 4:30 pm CT to discuss the Company’s revised guidance. The dial-in number for the conference call is 1-888-939-6305 for North American callers and 415-908-4708 for international callers. The replay will be available until March 18 and can be accessed by calling 1-800-633-8284, then entering passcode number 21332869. The call will be broadcast live and archived on Diamond’s website at www.diamondconsultants.com.
About Diamond
Diamond is a management and technology consulting firm. Recognizing that information and technology shape market dynamics, Diamond’s small teams of experts work across functional and organizational boundaries to improve growth and profitability. Since the greatest value in a strategy, and its highest risk, resides in its implementation, Diamond also provides proven execution capabilities. We deliver three critical elements to every project: fact-based objectivity, spirited collaboration, and sustainable results. Diamond is headquartered in Chicago, with offices in New York, Washington, D.C., Hartford, London and Mumbai. Diamond is publicly traded on the Nasdaq Global Market under the symbol “DTPI.” To learn more, visit www.diamondconsultants.com
Forward-Looking Statements
Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve estimates, projections, assumptions, risks and uncertainties and speak only as of the date of this release. Actual results may differ materially due to among other things, such factors as the ability of the Company to maintain its pricing and utilization rates and control its costs, recruitment and retention of personnel, possible termination of projects by major clients, collections of receivables, variations in the timing, initiation or completion of client assignments, absence of long-term contracts with clients, growth management, project risks, and technological advances. The risks and uncertainties associated with our business are highlighted in our filings with the SEC, including our Form 10-K for the year ended March 31, 2006.